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                                                                     EXHIBIT 5.1




                                          May 31, 1996



Gibraltar Steel Corporation
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228

Gentlemen:

          We have acted as counsel to Gibraltar Steel Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 (Registration No. 333-03979) (the "Registration Statement") relating to the proposed public offering (the "Offering") of 3,000,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), and up to an additional 450,000 shares of Common Stock (the "Over-Allotment Shares" and, together with the Firm Shares, the "Shares") which may be sold in the event the underwriters for the Offering elect to exercise their over-allotment option. 2,000,000 of the Firm Shares and the Over-Allotment Shares (collectively the "Primary Shares") are being offered by the Company, and 1,000,000 of the Firm Shares are being sold by certain stockholders of the Company.

          As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others. We have further assumed that when the Shares are sold, proper consideration therefor will have been paid and appropriate certificates evidencing the Shares will have been properly executed. Attorneys involved in the preparation of this
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Gibraltar Steel Corporation
May 31, 1996

opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the federal laws of the United States of America and the Delaware General Corporation Law.

          Based upon and subject to the foregoing, we are of the opinion that the Primary Shares have been duly authorized, and when issued and sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                             Very truly yours,

                                  LIPPES, SILVERSTEIN, MATHIAS & WEXLER LLP